Exhibit 99.1

SouthWest Water Company Declares Cash Dividends

LOS ANGELES--(BUSINESS WIRE)--SouthWest Water Company (Nasdaq:SWWC) today announced that its board of directors declared quarterly cash dividends of $0.06 per share of common stock and $0.65625 per share of Series A preferred stock. The dividends are payable on July 18, 2008 to stockholders of record as of June 30, 2008.

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people in 10 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s Web site: www.swwc.com.

CONTACT:
SouthWest Water Company
DeLise Keim, 213-929-1846
www.swwc.com
or
PondelWilkinson Inc.
Robert Jaffe, 310-279-5969
www.pondel.com